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                                                                    EXHIBIT 12.1



                            JANUS CAPITAL GROUP INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                    Year Ended December 31,
                                          ----------------------------------------------------------------------------
                                              2002            2001            2000            1999            1998
                                          ------------    ------------    ------------    ------------    ------------
(dollars in millions)
Pretax income, excluding equity in
 earnings of unconsolidated affiliates    $      250.4    $      544.6    $    1,131.6    $      539.8    $      263.5

Interest expense                                  57.8            34.8             7.7             5.9             6.5

Portion of rents representative
 of an appropriate interest factor                 5.0             6.5             7.5             5.8             5.8

Distributed earnings of less than 50%
  owned affiliates                                  --              --              --              --              --

                                          ------------    ------------    ------------    ------------    ------------
  Income as adjusted                      $      313.2    $      585.9    $    1,146.8    $      551.5    $      275.8
                                          ------------    ------------    ------------    ------------    ------------


Fixed charges:

Interest expense on indebtedness          $       57.8    $       34.8    $        7.7    $        5.9    $        6.5

Portion of rents representative
 of an appropriate interest factor                 5.0             6.5             7.5             5.8             5.8

                                          ------------    ------------    ------------    ------------    ------------
  Total fixed charges                     $       62.8    $       41.3    $       15.2    $       11.7    $       12.3
                                          ------------    ------------    ------------    ------------    ------------

RATIO OF EARNINGS TO FIXED CHARGES                4.99           14.19           75.45           47.14           22.42
                                          ============    ============    ============    ============    ============
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